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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                     UBS AG
             (Exact Name of Registrant as Specified in Its Charter)

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
                       Switzerland                                               98-0186363
        (State of Incorporation or Organization)                              (I.R.S. Employer
                                                                             Identification no.)
             Bahnhofstrasse 45, Zurich and
                Aeschenvorstadt 1, Basel
        (Address or Principal Executive Offices)                                 (Zip Code)

          If this form relates to the                     If this form relates to the
          registration of a class of securities           registration of a class of
          pursuant to Section 12(b) of the                securities pursuant to Section 12(g)
          Exchange Act and is effective                   of the Exchange Act and is effective
          pursuant to General Instruction                 pursuant to General Instruction
          A.(c), please check the following               A.(d), please check the following
          box: [X]                                        box:[ ]

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
Securities Act registration statement file number to which this
form relates:                                                                        333-46930
                                                                                  (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

                 Title of Each Class                               Name of Each Exchange on Which
                 To be so Registered                               Each Class is to be Registered


          GOALs due [ ], 2002 (linked to the common                   American Stock Exchange
          stock of The Gap, Inc.)
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Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)
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INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

                  UBS AG (the "Company") hereby incorporates by reference the description of its securities to be registered hereunder contained in the Prospectus under "Description of Notes We May Offer" and in the form of Prospectus Supplement, filed with the Commission on [ ], 2001, under Rule 424(b), pursuant to an effective Registration Statement on Form F-3 (File No. 333-46930) filed with the Commission on May 15, 2001, under the Securities Act of 1933, as amended (the "F-3 Registration Statement"), as Post-Effective Amendment No. 3 to the Company's Registration Statement on Form F-1 filed with the Commission on September 29, 2000, as amended by Post-Effective Amendment No. 1 thereto filed with the Commission on March 23, 2001 and Post-Effective Amendment No. 2 thereto filed with the Commission on March 29, 2001.

ITEM 2.           EXHIBITS.

                  1. Form of Indenture, between the Company and U.S. Bank Trust National Association, as Trustee (included as
                           Exhibit 4.1 to the F-3 Registration Statement)

                  2.       Form of GOALs linked to the common stock of The Gap,
                           Inc.
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                  3.       SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                  UBS AG
                                                   (Registrant)


Date:  June 25, 2001                              By: /s/ Robert C. Dinerstein
                                                      Robert C. Dinerstein
                                                      Managing Director



                                                  By: /s/ Robert B. Mills
                                                      Robert B. Mills
                                                      Managing Director